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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported) : October 16, 2003

                               VOYAGER ONE., INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
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(Commission File Number)                       (IRS Employer Identification No.)

2102 Business Center Drive, Suite 130, Irvine, California      92612
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (949) 253-4675

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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

Voyager One, Inc., a Nevada corporation (The "Registrant") entered into a letter of intent with Silicon Film Technologies, Inc., an Illinois corporation ("Silicon") as of October 16, 2003. Pursuant to the terms of the letter of intent, the Registrant will acquire all of the outstanding shares of common stock of Silicon in exchange for the issuance of approximately 9.2 million shares of common stock of the Registrant. The officers and directors of the Registrant will resign at the closing of the proposed share exchange transaction and new officers and directors will be appointed. The letter of intent outlines the general intentions of the parties and is subject to the negotiation of the specific terms of the transaction and execution of the definite agreement between the Registrant and Silicon.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2003                      VOYAGER ONE, INC.

                                             By: /s/ Gerry Martin
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                                                 Gerry Martin, President

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